Exhibit 3.1

ARTICLES OF INCORPORATION

OF

Solar Acquisition Corp.

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE 1 – NAME

The name of the corporation shall be: Solar Acquisition Corp.

ARTICLE II – PRINCIPAL OFFICE

The principal place of business/mailing address is: 1300 E. Lafayette, Suite 905, Detroit, MI 48207.

ARTICLE III – PURPOSE

The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporations Act of the State of Florida.

ARTICLE IV – SHARES

The number of shares of stock authorized to issue 50,000,000 shares of no par common voting stock.

ARTICLE V – REGISTERED AGENT

The name and Florida street address of the registered agent is Agents and Corporations, Inc., Suite E, 773 4th Avenue North, Naples, Florida 34102.

ARTICLE VI – INCORPORATOR

The name and address of the Incorporator is: David N. Williams, Esq., Suite E, 773 4th Avenue North, Naples, Florida 34102.

ARTICLE VII – OFFICERS/DIRECTORS

The name and address of the Officer/Director is:

Peter Klamka

1300 E. Lafayette, Suite 905

Detroit, MI 48207

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept appointment as registered agent and agree to act in this capacity.

s/s David N. Williams

6/2/06

Signature/Registered Agent

Date

s/s David N. Williams

6/2/06

Signature/Incorporator, David N. Williams

Date

(reproduced from document on file)

(Requestor’s Name)

(Address)
500129008045
(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL	05/12/08-01034-013 **35.00

(Business Entity Name)

(Document Number)

Certified Copies______ Certificates of Status__________

Special Instructions to Filing Officer:

Office Use Only

COVER LETTER

TO:	Amendment Section
Division of Corporations

NAME OF CORPORATION:	Solar Acquisition Corp.

DOCUMENT NUMBER:	P06000076925

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Peter Klamka
(Name of Contact Person)

Solar Acquisition Corp.
(Firm/ Company)

1300 E Lafayette Suite 905
(Address)

Detroit Ml 48207
(City/ State and Zip Code)

For further information concerning this matter, please call:

Peter Klamka	at	(734) 686-0137
(Name of Contact Person)		(Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

☑	$35 Filing Fee	☐	$43.75 Filing Fee &	☐	$43.75 Filing Fee &	☐	$52.50 Filing Fee
			Certificate of Status		Certified Copy		Certificate of Status
					(Additional copy is		Certified Copy
					enclosed)		(Additional Copy
is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Solar Acquisition Corp.
(Name of corporation as currently filed with the Florida Dept. of State)
P06000076925
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article II Principal Office

The Principal Place of business/mailing address is ::

DELETED 1300 E Lafyette, Suite 905, Detroit, Ml 48203

ADD 1905 Pauline Blvd., Ste. 1, Ann Arbor, Ml 48103

Article IV Shares

DELETED 50,000,000 Add 100,000,000

ADD And 1,000,000 Shares of non par Perferred Voting Stock at 100 Votes per 1 Share

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

N/A

(continued)

The date of each amendment(s) adoption: May 15, 2008

Effective date if applicable: ______________________________________________
                                                         (no more than 90 days after amendment file date)

Adoption of Amendment(s)          (CHECK ONE)

☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by______________________________”
(voting group)

☐	The.amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☑	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Peter Klamka
(Typed or printed name of person signing)

Director
(Title of person signing)

FILING FEE: $35